May 16, 2006

FOR IMMEDIATE RELEASE

PLIANT’S RESULTS CONTINUE TO IMPROVE

Schaumburg, IL — Pliant Corporation yesterday filed its Form 10-Q, which included results for the 1st quarter of 2006. Sales, EBITDA(R) and cash flow from operations all improved versus the prior year.

Sales Growth

First quarter sales were a company record at $298 million. This represents a $35 million increase over the first quarter of 2005 — a 13.2% increase. The company grew sales in each operating unit — Engineered Films, Industrial Films and the Specialty Products Group. The company grew sales in each of its geographies — US, Canada, Mexico, Germany and Australia. Included in this sales growth was a 1.3% increase in volume, measured in pounds.

EBITDA(R)

EBITDA(R) results for the quarter were $24.1 million. This represents a 11% increase over the 1st quarter of 2005. This is also a sequential increase of $0.6 million versus the 4th quarter of 2005. The company remains focused on growing EBITDA(R) via accretive sales growth, lean business practices, cost reduction and innovation. EBITDA(R) is defined as EBITDA with the company’s financial restructuring expenses added back. These restructuring expenses include the write-off of unamortized original issue discounts and capitalized financing fees, as well as legal fees and financial advisor fees.

Cashflow and Liquidity

The company had $19.4 million of cash on hand at the end of the quarter, which exceeded its forecast by ~$1 million. Additionally, the company has a still-unused DIP financing facility that can provide up to approximately $69 million of additional liquidity. The company has yet to need or use this DIP financing facility.

Resin prices have steadily declined in the first 4 months of 2006, and this is positively contributing to reductions in the dollar value of the company’s working capital accounts.

Chapter 11 Financial Restructuring Process

The company’s financial restructuring program is underway and on-track. The company’s restructuring plan calls for a reduction of debt and redeemable stock by up to $585 million and a reduction in annual interest expense of up to $85 million.

As part if its financial restructuring, the company is writing off $46.3 million of unamortized financing costs.

•      Write-off of unamortized original discount related to preferred stock            $24.6 million

•      Write-off of unamortized capitalized financing fees                                           $15.8 million

•      Write-off of unamortized original discount related to its bonds                      $  5.9 million

This will further reduce the company’s ongoing interest expense.

A hearing to consider confirmation of the company’s proposed Plan of Reorganization is scheduled for May 31, 2006, and the company currently anticipates this proposed Plan to be confirmed in the second quarter.

Exit Financing Proposals

The company has conducted a comprehensive process to obtain exit financing, geared toward maximizing available liquidity and financial flexibility, and received a strong response to its request for formal proposals. All of the final proposals provide for maximum availability of $175 million or higher, which significantly exceeds the $140 million of maximum availability under our pre-petition revolving credit facility. The company expects to obtain an excellent financial package from a premier financial institution that will meet or exceed its expected liquidity needs upon emergence from bankruptcy and beyond.

Restoration of Working Capital

The company is working toward re-instatement of normal working capital balances. This has a been a gradual, explicitly planned process and the company believes that it is on-track to achieve its goals at emergence.

Resin Prices

Total raw material costs, which consist primarily of resin costs, were ~$27 million higher in the 1st quarter of 2006 versus the 1st quarter of 2005 and comprise ~60% of sales. The company increased its selling prices and these increases accounted for ~$31 million in incremental sales. The value of the company’s net waste increases when resin prices increase, however, the impact of these resin price increases on gross margin was completely offset by a 14.5% decline in waste rates, as a result of the company’s operational excellence programs.

Operating Expenses and SG&A Programs

The company’s operating expenses were $20.4 million in the 1st quarter of 2006. This is a decrease of 8% or $1.8 million in the 1st quarter 2006 versus the 1st quarter 2005, prior to restructuring costs.

The company realigned its executive management team in the 1st quarter as part of its commitment to keep SG&A costs flat. The company realigned into three business units by merging its previously reported Performance Films Division into its Specialty Products Group, and eliminated several executive positions. Prior year segment information has been restated in the company’s 10-Q to reflect this streamlined management structure.

The company is also underway with a centralization of its Graphics Services in the United States and Canada. This will eliminate redundant costs, improve its responsiveness and improve the quality of its services.

The company also added two new key senior executives with solid top-line growth track records.

•                  Drew McLean — Senior Vice President of Sales, Marketing and Customer Service

•                  Jim Kingsley — Senior Vice President and General Manager of Engineered Films

Innovation

Pliant continued its focus on innovation programs in the 1st quarter of 2006. The company’s innovation programs are focused on accretive growth and cost reduction with a 60/40 split of technical resources along these lines. The company is in the final qualification stages with customers in the Personal Care and Medical market with innovations aimed at form, fit and comfort advancements in film performance.

In the 1st quarter, the company installed ~$1 million of new process technology equipment specifically targeted at new barrier film product offerings. We are currently scaling up with several customers on these products and technologies.

To continue our focus on new packaging innovations and cost reductions in 2006 and beyond, we announced and funded a major expansion of our Chippewa Falls R&D center. The expansion will be complete in the latter part of 2006 and will house new and existing pilot equipment used to support Pliant’s internal product development as well as our Government-funded R&D packaging programs.

Packaging Awards

Pliant won 2 Silver Awards from the Flexible Packaging Association in the 1st quarter. These awards honor innovative advancements in flexible packaging and Pliant’s awards were for a new Institutional Fry Bag film and a new Cracker Slug Wrap film. We are proud of these recognitions and continually strive for breakthroughs from our innovation programs.

Expansion and Major Capital Projects

The company has a $47 million capital spending plan for the year. This spending rate is equivalent to the company’s depreciation rate and benchmarks out vis-a-vis its competitors. The company’s investment spending is on plan, with major capital expansions in the 1st quarter including:

•                  Expansion of the company’s printing press capacity and bag machine capacity

•                  Expansion of the company’s chill cast, flat cast and elastomeric films capacity

•                  Expansion of the company’s PVC production operations in Germany

The company has a balanced program to invest in cost reduction, accretive growth capacity and innovation projects.

Full Year Update

The company’s April results are also ahead of its EBITDA(R) plan. The company is reconfirming its guidance of $107 million of EBITDA(R) for the year of 2006.

Conclusion

Harold Bevis, President and CEO of Pliant Corporation said, “We were pleased with our performance in the 1st quarter. We have approved our next round of capital spending, customer investment programs and innovation investments. We remain firmly committed to our strategically sound business plan built on accretive sales growth, lean business practices, cost reduction and innovation.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s projection of future operating trends, are based upon current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but they may not be achieved.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this release. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this release are described in our annual report on Form 10-K for the year ended December 31, 2005. Such risks, uncertainties and other important factors include, among others:

•                  general economic and business conditions, particularly an economic downturn;

•                  inability to conclude our financial restructuring;

•                  continuing losses and charges against earnings resulting from restructurings or the impairment of assets;

•                  industry trends;

•                  risks of high leverage and any increases in our leverage;

•                  interest rate increases;

•                  changes in our ownership structure;

•                  raw material costs and availability, particularly resin;

•                  cost and availability of raw materials, particularly resin;

•                  the timing and extent to which we pass through resin cost changes to our customers;

•                  competition;

•                  the loss of any of our major customers;

•                  changes in demand for our products;

•                  new technologies

•                  changes in distribution channels or competitive conditions in the markets or countries where we operate;

•                  costs and/or complications of integrating any future acquisitions;

•                  loss of our intellectual property rights;

•                  foreign currency fluctuations and devaluations and political instability in our foreign markets;

•                  changes in our business strategy or development plans;

•                  availability, terms and deployment of capital;

•                  labor relations and work stoppages;

•                  availability of qualified personnel; and

•                  increases in the cost of compliance with laws and regulations, including environmental laws and regulations.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this release and are expressly qualified in their entirety by the cautionary statements included in this release. We undertake no obligations to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. Pliant operates 23 manufacturing and research and development facilities around the world and employs approximately 2,940 people.

CONTACT:

Chris Sbertoli

Phone:  847-969-3348

Email:  chris.sbertoli@pliantcorp.com

Company Web Site:  www.pliantcorp.com